                                  TECHWAVE INC.
                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT


      This Second Amended and Restated Registration Rights Agreement (this "AGREEMENT"), is effective as of November 30, 1998, among TECHWAVE INC., a Washington corporation (the "COMPANY"), and the Persons executing a counterpart of this Agreement listed as Holders on the signature pages of this Agreement, and such other Persons that become parties hereto after the date of this Agreement in accordance with the terms and provisions hereof. This Agreement amends the Amended and Restated Registration Rights Agreement, under which the Registration Rights Agreement dated February 29, 1997, as amended thereafter on May 13, 1997 and on October 31, 1997, among the Company and certain Holders, was amended and restated in its entirety, as of December, 1997, and subsequently amended on March 20, 1998.

                                    AGREEMENT

      SECTION 1. DEFINITIONS.

            1.1 As used in this Agreement, the following terms shall have the following meanings:

            "AFFILIATE" means any entity controlling, controlled by or under common control with a designated Person. For the purposes of this definition, "control" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.

            "AGENT WARRANTS" means those warrants exercisable for shares of Common issued to Madison Securities, Inc. as placement agent for the offerings of Series D Preferred, Series E Preferred, Series F Preferred and the placement of the Bridge Notes.

            "BOARD" means the Board of Directors of the Company.

            "BRIDGE NOTES" means the 13% promissory notes sold by the Company on or about October 1998 in the aggregate principal amount of $3,700,000.

            "COMMISSION" means the Securities and Exchange Commission, and any successor thereto.

            "COMMON" means the Company's Common Stock, $.01 par value per share.

            "CONVERSION STOCK" means shares of Common issued upon conversion of the Preferred or exercise of the Agent Warrants, the Series C Warrants and the Warrants.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "HOLDERS" means (a) holders as of the date of this Agreement of Outstanding Registrable Securities, each of whom is a party to this Agreement, and (b) any subsequent legal or beneficial owner of Outstanding Registrable Securities who has become a party to this Agreement, either (i) in accordance with Section 13 of this Agreement or (ii) in accordance with Section 16.1 of this Agreement.

            "INVESTOR" means (a) each party listed as an Investor in this Agreement with respect to shares of Preferred or shares of Common issuable upon exercise of Agent Warrants, Series C Warrants or Warrants and (b) each Merger Investor.

            "MERGER INVESTOR" means a former shareholder of The Internet Mall, Inc., a Delaware corporation, who received shares of Common in connection with the merger of TechWave Acquisition Corporation III, a Delaware corporation, with and into The Internet Mall, Inc. and who (a) may be added as a party to this Agreement pursuant to Section 16.1 hereof and (b) executes a counterpart signature page to this Agreement.

            "MINIMUM PROCEEDS" means an amount with respect to an Investor or the Holder of Series A Preferred that is equal to two times their respective aggregate cost basis of the sum of (i) the Preferred and (ii) the Common issuable upon exercise of the Agent Warrants, Series C Warrants and the Warrants.

            "MANAGER" means any of Dwayne Walker (with respect to shares of Common), Othniel Palomino and Ganapathy Krishnan.

            "PERSON" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

            "PREFERRED" means, collectively, the Series A Preferred, the Series B Preferred, the Series C Preferred, Series D Preferred, Series E Preferred and the Series F Preferred.

            "REGISTRABLE COMMON" means, (a) any shares of Common then outstanding which were issued upon conversion of Preferred; and (b) any shares of Common then issuable upon conversion of then-outstanding Preferred; and (c) any shares of Common then outstanding which were issued as, or were issued directly or indirectly upon the conversion of other Securities issued as, a dividend or other distribution with respect to, or in replacement of, Preferred or other Registrable Common; and (d) any shares of Common then issuable directly or indirectly upon the conversion or exercise of other Securities issued as a dividend of other distribution with respect to, or in replacement of, Preferred or other Registrable Common; (e) any shares of Common then issuable upon exercise of the Agent Warrants, the Series C Warrants and the Warrants; (f) any shares of Common then outstanding which are issued in the name of a Manager or an Investor or a permitted assignee of a Manager or Investor (provided such assignee has become party to this Agreement in accordance with Section 13 below); provided, however, that outstanding shares of Common shall no longer be Registrable Common when they shall have been (y) effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (z) sold to the public pursuant to Rule 144; and (g) any shares of Common then outstanding that were issued to Merger Investors.

            "OUTSTANDING REGISTRABLE SECURITIES" means (a) any shares of Preferred then outstanding, and (b) any shares of Common then outstanding which were issued upon conversion of Preferred; and (c) any shares of Common then outstanding which were issued or were issued directly or indirectly upon the conversion of other Securities issued as, a dividend or other distribution with respect to, or in replacement of, Preferred or other Registrable Common; (d) any shares of Common then outstanding which were issued upon exercise of the Agent Warrants, the Series C Warrants or the Warrants; (e) any shares of Common outstanding as of the date of this Agreement in the name of a Manager or an Investor and which are then outstanding in the name of a Manager, an Investor or permitted assignee of a Manager or Investor (provided such assignee has become party to this Agreement in accordance with Section 13 below); and (f) any shares of Common then outstanding that were issued to the Merger Investors.

            "RULE 144" means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any successor Rule thereto.

            "SECURITIES" means any debt or equity securities of the Company, whether now or hereafter authorized, and any instrument convertible into, or exercisable or exchangeable for, Securities or a Security.

            "SECURITIES ACT" means the Securities Act of 1933, as amended.

            "SERIES A PREFERRED" means (a) the outstanding shares of the Company's Series A Preferred Stock, $.01 par value; (b) any shares of Series A Preferred Stock issued in payment of a dividend upon any share of Series A Preferred Stock and (c) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series A Preferred except shares of Registrable Common.

            "SERIES B PREFERRED" means (a) the outstanding shares of the Company's Series B Preferred Stock, $.01 par value; (b) any shares of Series B Preferred Stock issued in payment of a dividend upon any share of Series B Preferred Stock and (c) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series B Preferred except shares of Registrable Common.

            "SERIES C PREFERRED" means (a) the outstanding shares of the Company's Series C Preferred Stock, $.01 par value; (b) any shares of Series C Preferred Stock issued upon exercise of the Series C Warrants; (c) any shares of Series C Preferred Stock issued in payment of a dividend upon any shares of Series C Preferred Stock and (d) any other Securities issued as a dividend or other distribution, with respect to, or in replacement of, any Series C Preferred except shares of Registrable Common.

            "SERIES C WARRANTS" means those warrants exercisable for shares of Series C Preferred.

            "SERIES D PREFERRED" means (a) the outstanding shares of the Company's Series D Preferred Stock, $0.01 par value; (b) any shares of Common issued upon exercise of the Warrants issued in connection with the sale of the Series D Preferred Stock; (c) any shares of Series D Preferred Stock issued in payment of a dividend upon any share of Series D Preferred Stock; and (d) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series D Preferred Stock, except shares of Registrable Common.

            "SERIES E PREFERRED" means (a) the outstanding shares of the Company's Series E Preferred Stock, $0.01 par value; (b) any shares of Common issued upon exercise of the Warrants issued in connection with the sale of the Series E Preferred Stock; (c) any shares of Series E Preferred Stock issued in payment of a dividend upon any share of Series E Preferred Stock; and (d) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series E Preferred Stock, except shares of Registrable Common.

            "SERIES F PREFERRED" means (a) the outstanding shares of the Company's Series F Preferred Stock, $.01 par value; (b) any shares of Common issued upon exercise of the Warrants issued in connection with the sale of the Series F Preferred Stock; (c) any shares of Series F Preferred Stock issued in payment of a dividend upon any share of Series F Preferred Stock, and (d) any other Securities issued as a dividend or other distribution with respect to, or in replacement of, any Series F Preferred except shares of Registrable Common.

            "SHORT FORM" means Form S-2 or Form S-3 under the Securities Act, and any other form promulgated after the date of this Agreement applicable in circumstances substantially comparable to either of those forms, regardless of its designation.

            "WARRANTS" means those warrants exercisable for shares of Common issued in connection with the sale of the Series D Preferred, those warrants exercisable for shares of Common issued in connection with the sale of the Series E Preferred and those warrants exercisable for shares of Common issued in connection with the sale of the Series F Preferred.

            1.2 For purposes of references in this Agreement to Securities "equivalent to" an amount of Registrable Common issued and issuable, (a) a Holder of Preferred will be deemed to be the Holder of Registrable Common issuable upon conversion of such Preferred but not then issued (disregarding any legal restriction then applicable to the conversion of such Preferred), and (b) the Registrable Common issuable but not then issued with respect to outstanding Preferred will be included in the total number of Registrable Common.

      SECTION 2. REGISTRATIONS ON LONG FORMS.

            2.1 By a written notice to the Company received at any time after the earlier of (a) February 26, 2002 or (b) nine (9) months after the effective date of the first registration statement filed by the Company covering a public offering of its securities, the Investor or Investors owning Outstanding Registrable Securities equivalent to more than 50% of the Registrable Common issued and issuable to Investors may request that the Company register any Registrable Common specified in the notice in a public offering that has a public offering price of at least $5.00 per share of Common (as adjusted for any stock dividends, stock splits or similar events) and the anticipated aggregate proceeds of which would exceed $4,000,000, under the Securities Act and under other relevant securities laws, for disposition in accordance with methods stated in the notice.

            2.2 When it receives a registration notice under Section 2.1, the Company shall promptly deliver a copy of the registration notice to each Investor who is not a party to the registration notice, each of whom may then specify, by prompt notice to the Company, a number of shares of Registrable Common held by or issuable to it which it wishes to include in any registration pursuant to the registration notice under Section 2.1.

            2.3 When it receives a registration notice under Section 2.1, the Company shall use its best efforts (a) to file a registration statement under the Securities Act as soon as practicable, and in any event within sixty (60) days of the receipt of such request, and (b) to effect the registration under the Securities Act of Registrable Common specified in the registration notice under Section 2.1 and subsequent notices under Section 2.2 that are received within twenty (20) days after the mailing of the notices under Section 2.2, all to the extent requisite to permit disposition by such Investors in accordance with the intended methods of disposition described in the registration notice.

      SECTION 3. REGISTRATIONS ON SHORT FORMS.

            3.1 If at any time the Company is a registrant entitled to use a Short Form to register Registrable Common, Investors of Outstanding Registrable Securities equivalent to more than 50% of the Registrable Common issued and issuable to Investors may, by a written notice to the Company, request that the Company register such Investor's Registrable Common specified in the notice on a Short Form.

            3.2 When it receives a notice under this Section 3, the Company shall use its best efforts to effect the expeditious registration under the Securities Act, on the Short Form specified in such notice, of Registrable Common specified in the notice; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3 if: (a) the Short Form is not available for such offering by the Investors; (b) the Investors, together with the other holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Common and such other securities (if any) at an aggregate price to the public of less than $750,000; (c) the Company shall furnish the certificate in
Section 5(b)(i) subject to the limitations set forth therein; (d) the Company has effected one (1) such registration during the immediately-preceding twelve-month period; or (e) it is to be effected more than three (3) years after the Company's initial public offering.

      SECTION 4. INCIDENTAL REGISTRATION. The Company shall give at least sixty
(60) days' advance written notice to each Holder of the Company's intention to register any of its Securities under the Securities Act. Each Holder may then specify, by prompt notice to the Company, a number of shares of Registrable Common held by it which it wishes to include in the Company's proposed registration. Subject to the market cutback limitations of Section 9, the Company will use its best efforts to effect the registration under the Securities Act of Registrable Common specified by Holders under this Section 4.

      SECTION 5. LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding any contrary provision of this Agreement:

            (a) the Company shall not be required to effect more than one (1) registration pursuant to Section 2 (provided, however, that a demand for registration shall not count as a registration permitted pursuant to Section 2 under this clause (a) if either (y) the registration statement filed with respect to such registration is not declared effective by the Commission, or (z) the Investors requesting registration of Registrable Common under Sections 2.1 and
            2.2 do not register and sell at least 90% of the Registrable Common they have requested be registered in such registration for reasons other than their voluntary decision not to do so, and provided further that the Company shall not be required to effect a second registration pursuant to Section 2 within the same twelve-month period of a registration that failed to qualify as the Investor's demand right under Section 2, nor shall the Company be required to undertake to effect a registration under Section 2 more than three times); and

            (b) the Company shall not be required to effect any registration pursuant to Section 2 hereof, if (i) the Company shall furnish to the Initiating Investors a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and that it is essential to defer the filing of such registration statement, in which case the Company shall then have the right to defer such filing for a period of not more than 180 days after receipt of the request from the Initiating Investors and provided further that the Company may not utilize this right more than once; (ii) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration statement initiated by the Company, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration to become effective; or (iii) the initiating Investors propose to dispose shares of Registrable Common that may be immediately registered on a Short Form pursuant to a request made under Section 3.1; and

            (c) Section 4 shall not apply to (i) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, or (ii) a registration effected solely to implement an employee benefit plan, or (iii) to any other form or type of registration which does not permit inclusion of Registrable Common pursuant to Commission rule or practice.

      SECTION 6. REGISTRATION PROCEDURES.

            6.1 Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Common under the Securities Act, the Company will, as expeditiously as possible:

            (a) in the case of a registration required under Section 2, and subject to Section 14 below, engage one or more underwriters;

            (b) before filing each registration statement or prospectus or amendment or supplement thereto with the Commission, furnish counsel for the sellers with copies of all such documents proposed to be filed, which shall be subject to the reasonable approval of such counsel;

            (c) prepare and file with the Commission a registration statement with respect to such Registrable Common and use its best efforts to cause such registration statement to become and remain effective for the period provided in Section 6.2;

            (d) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Common covered by such registration statement in accordance with the intended methods of disposition set forth in such registration statement;

            (e) prepare and promptly file with the Commission, and notify each seller of such Registrable Common immediately after the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, during such periods as a prospectus relating to such Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and notify each seller immediately after its discovery of such event;

            (f) furnish to the underwriters and each seller of such Registrable Common such numbers of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such underwriters or seller may reasonably request in order to facilitate the disposition of the Registrable Common subject to such registration statement in accordance with such registration statement;

            (g) use its best efforts to register or qualify any Registrable Common covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States of America as the seller or the underwriters reasonably request, and to take any other acts which a seller or the underwriters may reasonably request under such securities or blue sky laws to enable the consummation of the disposition in such jurisdictions of such Registrable Common (provided, however, that the Company may not be required under this Agreement (i) to qualify generally to do business as a foreign corporation in any jurisdiction in which it would not otherwise be required to qualify, or (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction);

            (h) provide a transfer agent and registrar for all Registrable Common sold under the registration not later than the effective date of the registration statement;

            (i) use its best efforts to cause all Registrable Common sold under the registration to be listed on each securities exchange or to be qualified and eligible for trading in any automated quotation system, if any, on which similar Securities issued by the Company are then listed or traded or, if no such listing or qualification has then occurred, to cause such Securities to be so listed or qualified on an exchange or in a trading system that is reasonably acceptable to the Holders of Registrable Common;

            (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, or the Holders of more than 50% of the Registrable Common being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Common (including, without limitation, effecting a stock split or a combination of shares); and

            (k) make available for inspection by the sellers of Registrable Common, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller or underwriter in connection with such registration statement, all subject to such limitations as the Company reasonably deems appropriate in order to protect the Company's confidential or proprietary information.

            6.2 Notwithstanding any contrary provision of this Section 6, the Company shall not be required to use its best efforts to maintain the effectiveness of any registration statement for a period in excess of 180 days or until the sellers have sold or otherwise disposed of their Registrable Common registered under such registration statement, whichever is earlier.

            6.3 It shall be a condition precedent to the inclusion of the Registrable Common of any Holder in a registration effected pursuant to this Agreement that such Holder shall (a) furnish to the Company such information regarding such Holder, the Registrable Common of such Holder to be registered and the intended method of disposition of such Registrable Common, and (b) execute such indemnities, underwriting agreements, lockups (as required by Section 11) and other documents, as the Company or the managing underwriter shall reasonably request in order to satisfy the requirements applicable to such registration.

      SECTION 7. EXPENSES. The Company shall pay all expenses incurred in effecting all registrations of Registrable Common provided for in Sections 2 and 3 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for the sellers selected by the Investors, underwriting expenses other than discounts and commissions, and expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 6.1(g) of this Agreement. The Company shall pay, for each Holder, all expenses incurred in effecting all registrations provided for in
Section 4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements for one counsel for the selling Holders, underwriting expenses other than discounts and commissions, and expenses of any audits incident to or required by such registration and all expenses of complying with the blue sky or securities laws of any jurisdiction.

      SECTION 8. INDEMNIFICATION.

            8.1 In the event of any registration of any of its Registrable Common under the Securities Act pursuant to this Agreement, the Company agrees, to the extent permitted by law, to indemnify and hold harmless each seller of Registrable Common, and each Affiliate of such seller, against any losses, claims, damages or liabilities, joint or several, arising out of or based upon:

            (a) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein, or any Securities being registered, or any amendment or supplement thereto, or

            (b) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading,

except insofar as any such loss, claim, damage or liability is:

            (x) caused by or contained in any information furnished in writing to the Company by such seller expressly for use in connection with such registration, or

            (y) caused by such seller's failure to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder, or

            (z) caused by the use of a prospectus or preliminary prospectus or any amendment or supplement thereto after receipt of notice from the Company that it should no longer be used.

In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the sellers of Registrable Common. The Company shall reimburse each Person indemnified pursuant to this Section 8.1 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this Section 8.1 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this Section 8.1 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Common by a seller.

            8.2 In the event of any registration of any Registrable Common under the Securities Act pursuant to this Agreement, each Holder agrees to furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any registration statement or prospectus in connection with the registration or any amendment or supplement thereto.

            8.3 To the extent permitted by law, and subject to the limitation set forth in the last sentence of this Section 8.3, each Holder which is a seller of Registrable Common in a registration pursuant to this Agreement agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, each other seller of Securities in such registration, each Affiliate of each such other seller, and each Affiliate of the Company, against:

            (a) any losses, claims, damages or liabilities, joint or several, arising out of or based upon:

                  (i) any alleged untrue statement of any material fact
            contained, on the effective date thereof, in any registration statement under which such Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus contained therein, or any Securities that were being registered, or any amendment or supplement thereto, or

                  (ii) any alleged omission to state in any such document a
            material fact required to be stated therein or necessary to make the statements therein not misleading,

      but only insofar as any such loss, claim, damage or liability is caused by or contained in any information furnished in writing to the Company by the indemnifying seller expressly for use in connection with such registration, and excluding any such loss, claim, damage or liability which is caused by or contained in such statements, or caused by such omissions, based upon the authority of an expert as defined in the Securities Act (but only if the indemnifying seller had no grounds to believe, and did not believe, that the statements made on the authority of an expert were untrue or that there was an omission to state a material fact); and

            (b) any losses, claims, damages or liabilities, joint or several, arising out of or based upon any failure by such seller to deliver a copy of the registration statement or prospectus or any amendment or supplement thereto as required by the Securities Act or the rules or regulations thereunder. In connection with an underwritten offering, each seller will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters to the same extent as provided above with respect to the Company and other sellers. Each seller shall reimburse each Person indemnified pursuant to this Section 8.3 in connection with investigating or defending any loss, claim, damage, liability or action indemnified against. The reimbursements required by this Section 8.3 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. The indemnities provided pursuant to this Section 8.3 shall remain in force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive transfer of Registrable Common by an indemnifying seller, and transfer of other Securities by any other indemnified seller. Notwithstanding any contrary provision of this Agreement, however, the liability under this Section 8 of each Holder which is a seller of Registrable Common shall be limited in the aggregate, with respect to the claims of all indemnified Persons taken as a whole, not to exceed the amount of proceeds to the indemnifying seller from the sale of the Registrable Common sold by the indemnifying seller.

            8.4 Indemnification similar to that specified in Sections 8.1 and
8.3 (with such modifications as shall be appropriate) shall be given by the Company and each Holder of any Registrable Common covered by any registration or other qualification of Securities under any federal or state securities law or regulation other than the Securities Act with respect to any such registration or other qualification effected pursuant to this Agreement.

            8.5 In the event the Company or any Holder receives a complaint, claim or other notice of any loss, claim or damage, liability or action, giving rise to claim for indemnification under this Section 8, the Person claiming indemnification shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Person claiming indemnification shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Person against whom indemnification is sought (unless the Person claiming indemnification reasonably believes that the ability of the counsel defending such action to defend such Person's interests therein is affected adversely and materially by a conflict of interest) and the indemnifying Person shall not be obligated to indemnify any Person for any settlement of any claim or action effected without the indemnifying Person's consent, which consent will not be unreasonably withheld.

            8.6 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      SECTION 9. MARKETING RESTRICTIONS.

            9.1   If:

                  (a) a registration is to be made pursuant to a registration notice under Section 2 or Section 3 of this Agreement, and

                  (b) the offering proposed to be made by the Investor or Investors for whom such registration is to be made is to be an underwritten public offering, and

                  (c) in the opinion of the managing underwriters of such public offering, the total amount of Securities to be included in such offering would exceed the maximum number of shares of Common which can be marketed without otherwise materially and adversely affecting such offering, then the rights of the Investors, of the holders of other Securities having the right to include Common in such registration and of the Company to participate in such offering shall be in the following order of priority:

                  First: each Investor and the Holder of Series A Preferred
            shall be entitled to participate in such offering to the extent of such Investor's or Holder's receipt of its respective Minimum Proceeds, or of the aggregate number of shares of Registrable Common that all such Investors and the Holder of Series A Preferred shall have requested to be registered, whichever is less, PRO RATA among themselves in accordance with their respective Applicable Percentage (as defined below) of the maximum number of shares of Common requested to be registered by the Investors and Holder of Series A Preferred; and

                  Second: once each Investor and the Holder of Series A
            Preferred have each received its respective Minimum Proceeds all Holders shall be entitled to participate PRO RATA in accordance with their respective Applicable Percentage of the maximum number of shares of Common requested to be registered by them or otherwise allocated as they may agree;

      and no Securities (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the registration statement filed in connection with such registration or such earlier time consented to by the managing underwriter.

            9.2 If:

                  (a) any Holder of Registrable Common requests registration of Registrable Common under Section 4 of this Agreement, and

                  (b) the offering proposed to be made is to be an underwritten public offering, and

                  (c) in the opinion of the managing underwriters of such public offering, the total amount of securities to be included in such offering would exceed the maximum amount of Securities which can be marketed without materially and adversely affecting such offering, then the rights of the Holders, of the holders of other Securities having the right to include such Securities in such registration and of the Company to participate in such offering shall be in the following order of priority:

                        First: the Company shall be entitled to include such
                  shares of Common as it wishes to include in the offering; and then

                        Second: each Investor and the Holder of Series A
                  Preferred shall be entitled to participate in such offering to the extent of such Investor's or Holder's receipt of its respective Minimum Proceeds, PRO RATA among themselves in accordance with their respective Applicable Percentage (as defined below) of the maximum number of shares of Common requested to be registered by the Investors and Holder of Series A Preferred; and

                        Third: once each Investor and the Holder of Series A
                  Preferred have each received its respective Minimum Proceeds, all Holders shall be entitled to participate PRO RATA in accordance with the number of shares of Registrable Common which each such Holder shall have requested be registered, or in such other proportion as shall mutually be agreed by such Holders. (For purposes of this Agreement, "Applicable Percentage" shall be the percentage derived by dividing the number of fully-diluted shares of Common held by the Holder by the aggregate number of fully-diluted shares of Common held by all Holders in the aggregate); and then

                        Fourth: all other holders (including the Company, if
                  such registration shall have been requested by a Person other than the Company) of Securities having the right to include such Securities in such registration shall be entitled to participate PRO RATA in accordance with the number of shares proposed to be registered by them or otherwise allocated as they may agree;

                  and no Securities (issued or unissued) other than those
            registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the Securities Act until the expiration of 180 days after the effective date of the registration statement filed in connection with such registration or such earlier time consented to by the managing underwriter.

            9.3 In connection with any offering involving an underwriting of Registrable Common pursuant to Section 4 of this Agreement, the Company shall not be required to include any of the Registrable Common of a Holder in such offering unless such Holder agrees to the terms of the underwriting agreed to between the Company and the underwriter or underwriters selected by the Company.

      SECTION 10. SALE OF PREFERRED TO UNDERWRITER. Notwithstanding anything in this Agreement to the contrary, in lieu of converting any Preferred to Conversion Stock prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Agreement, the Holder of such Preferred may sell such Preferred to the underwriter of the offering being registered upon the undertaking of such underwriter to convert such Preferred into Conversion Stock before making any distribution pursuant to such registration statement and agreeing to include such Conversion Stock among the Securities being offered pursuant to such registration statement. The Company agrees to cause such Conversion Stock to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting and to register the Conversion Stock in any registration statement so that the Holder may make the sale described in the first sentence of this Section 10.

      SECTION 11. LOCKUP AGREEMENT. Each Holder agrees in connection with any registration of any of the Company's Securities that, upon the request of the Company or the underwriters managing any underwritten offering of the Company's Securities, he or it will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Securities of the Company (other than the Securities included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify.

      SECTION 12. COMPLIANCE WITH RULE 144. In the event that the Company (a) registers a class of Securities under Section 12 of the Exchange Act, or (b) commences to file reports under Section 13 or 15(d) of the Exchange Act, then at the request of any Holder who proposes to sell Securities in compliance with Rule 144, the Company shall, to the extent necessary to enable such Holder to comply with such Rule, (y) forthwith furnish to such Holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144 and (z) make available to the public and such Holders such information as will enable the Holders to make sales pursuant to Rule 144.

      SECTION 13. ASSIGNABILITY OF REGISTRATION RIGHTS. The rights set forth in this Agreement shall accrue to each subsequent Holder of Registrable Common who shall have executed a written consent agreeing to be bound by the terms and conditions of this Agreement as a party to this Agreement; provided that such subsequent Holder of Registrable Common holds at least 100,000 shares of Registrable Common.

      SECTION 14. DESIGNATION OF UNDERWRITER. In the case of any registration effected pursuant to Section 2 or 3, the managing underwriters and any other investment banking advisers to the Company shall be selected in accordance with the terms of the Amended and Restated Shareholders Agreement among the Company and its shareholders and the Placement Agent Agreement between the Company and Madison Securities, Inc.

      SECTION 15. TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration statement pursuant to Sections 2, 3 or 4 shall terminate on the closing of the first Company-initiated registered public offering of Common if all shares of Registrable Common held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common as all shares of Registrable Common held or entitled to be held by such Holder may be immediately sold under Rule 144 during any 90-day period; provided, however, that the foregoing provisions shall not apply to any Holder who owns more than 1% of the outstanding Common until such time as such Holder owns less than 1% of the outstanding Common. In addition, no Holder may exercise any right provided for under Section 3 or 4 after five (5) years following the consummation of the first registered public offering of Common.

      SECTION 16. MISCELLANEOUS.

            16.1 AMENDMENT. This Agreement may be amended to add Holders to this Agreement, to grant rights to Holders under this Agreement or consent to rights of other holders of Securities of the Company, superior to, on parity with, or junior to the rights of the Holders of Outstanding Registrable Securities, or to effect any other amendment to or waiver under this Agreement, by a written agreement signed by all of the following:

                  (a)   the Company, and

                  (b) the Investors owning at least 67% of the Outstanding Registrable Securities owned by all Investors; and

                  (c) the Holders of Outstanding Registrable Securities equivalent to more than 50% of the Registrable Common issued and issuable.

Notwithstanding the foregoing requirements, the purchasers of Series D Preferred, Series E Preferred and Series F Preferred will automatically become an "Investor" under this Agreement at the time of purchase.

            16.2 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying such registration as the result of any controversy that might arise with respect to interpretation or implementation of Section 2, 3 or 4 of this Agreement.

            16.3 SEVERABILITY. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Agreement to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Agreement, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

            16.4 SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holders or other Holders of Securities are also for the benefit of, and enforceable by, any subsequent Holders of Securities, except any subsequent Holder who acquires any such security after such Security has been sold to the public pursuant to an effective registration statement under the Securities Act or in a sale under Rule 144.

            16.5 NOTICES. All communications in connection with this Agreement shall be in writing and shall be deemed properly given if hand delivered or sent by telecopier (provided that such communication is confirmed by same-day deposit in the United States mail) or overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested, and, if to a Holder, addressed to such Holder's address as shown on the books of the Company or its transfer agent, and if to the Company, at its offices at:

                    Techwave Inc.
                    411 First Avenue South, Suite 200
                    Seattle, Washington 98104
                    Attention:  President

or such other addresses or Persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section. Any notice called for hereunder shall be deemed given when received.

            16.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to agreements between Washington residents entered into and to be performed entirely within Washington.

            16.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement. A written consent executed pursuant to Section 13 of this Agreement shall be deemed to be part of, and constitute a counterpart of, this Agreement.

            16.8 HEADINGS. The headings used herein are solely for the convenience of the parties and shall not control or affect the meaning or construction of any provisions hereof.

            16.9 ENTIRE AGREEMENT. This Agreement and the other documents and agreements executed by the parties hereto on this date or referred to herein together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter referred to herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

            16.10 ARBITRATION. In the event of a claimed breach of this Agreement by any of the parties hereto, except for a dispute where the remedy sought is specific performance or another form of extraordinary equitable relief, such dispute shall be submitted to alternative resolution in accordance with the terms of this Section 16.10. The party who is alleging that a dispute exists shall send a notice of such dispute to all other parties to this Agreement, setting forth in detail the dispute, the parties involved and the position of such party with respect to the dispute. The parties to such dispute shall endeavor in good faith to select an alternative dispute resolution service to resolve the dispute and the rules that shall govern the resolution. If agreement as to the matters detailed in the preceding sentence is not reached within twenty (20) business days after receipt of the notice, then, within ten
(10) business days thereafter, counsel for the parties shall mutually select as an arbitrator an attorney practicing in Chicago, Illinois (or such other location as is agreed to by the parties), who is experienced in commercial arbitration. If counsel for the parties are unable to agree upon the selection of the arbitrator, the arbitrator shall be selected by the American Arbitration Association (the "AAA"). Any disputes as to the rules for conducting the arbitration shall be resolved by reference to the AAA rules for commercial arbitration by the arbitrator. The arbitrator shall schedule a hearing on the disputed issues within forty (40) business days after his appointment, and the arbitrator shall render his decision after the hearing, in writing, as expeditiously as possible, and shall deliver copies of such decision to the parties. A default judgment may be entered against any party who fails to appear at the arbitration hearing. Such decision and determination shall be final and unappealable and may be filed as a judgment of record in any jurisdiction designated by the successful party. The parties to this Agreement agree that this paragraph has been included to rapidly and inexpensively resolve any disputes among them with respect to the matters described above, and that this paragraph shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters.

            16.11 CONSTRUCTION AND REPRESENTATION. The parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any party for having drafted it.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Registration Rights Agreement to be executed as of the day first above written.

THE COMPANY:                         TECHWAVE INC., a Washington corporation



                                     By:____________________________________
                                          Dwayne Walker, Its President


HOLDERS:

EXISTING INVESTORS:


                                     THE PRODUCTIVITY FUND III, L.P., a
                                     Delaware limited partnership



                                     By:____________________________________
                                          First Analysis Management Company III,
                                          L.L.C., Its General Partner



                                     By:____________________________________
                                          First Analysis Corporation, a Member



                                     By:____________________________________
                                          Bret R. Maxwell, Vice Chairman

                                     ENVIRONMENTAL PRIVATE EQUITY FUND II, L.P.,
                                     a  Delaware   limited partnership



                                     By:____________________________________
                                          Environmental Private Equity
                                          Management II,  L.P.,  Its  General
                                          Partner



                                     By:____________________________________
                                          First Analysis EPEF Management
                                          Company II, a General Partner



                                     By:____________________________________
                                          First Analysis Corporation, a General
                                          Partner



                                     By:____________________________________
                                          Bret R. Maxwell, Vice Chairman



                                     _______________________________________
                                     DWAYNE WALKER



                                     _______________________________________
                                     OTHNIEL PALOMINO



                                     _______________________________________
                                     TIMOTHY MAR



                                     _______________________________________

                                     MICHAEL C. AND CAROLYN J. KEEL



                                     _______________________________________
                                     CHRISTOPHER B. HARNED



                                     _______________________________________
                                     MARK E. AND TERRI P. ZIMDARS



                                     _______________________________________
                                     MARK C. AND DOREN MCCLURE



                                     _______________________________________
                                     JAMES M. AND GRACE M. CRICK



                                     _______________________________________
                                     ARTHUR M. MOLLOY



                                     _______________________________________
                                     MAHAN AND JAYABEN M. SHAH


                                     TMZ INVESTMENT FUND



                                     By:____________________________________


                                     TOLMEY LLC



                                     By:____________________________________

MANAGERS:


                                     _______________________________________
                                     DWAYNE WALKER



                                     _______________________________________
                                     OTHNIEL PALOMINO



                                     _______________________________________
                                     GANAPATHY KRISHNAN/
                                     KALYANI KRISHNAN



NEW INVESTORS:


                                     MADISON SECURITIES, INC.

                                     By:____________________________________
                                     Name:

                                     Title:

                                     [Merger Investors]


DATE:  ____________________, __________